As filed with the Securities and Exchange Commission on June 13, 1995
                                               Registration No.
______________________________________________________________________

                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549
                         ____________________

                               FORM S-8
                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933
                         ____________________

                       PAUL HARRIS STORES, INC.
        (Exact name of registrant as specified in its charter)

             Indiana                                 35-0907402
  (State or other jurisdiction                   (I.R.S. Employer
of incorporation or organization                Identification No.)

6003 Guion Road, Indianapolis,Indiana                  46254
(Address of Principal Executive Offices)            (Zip Code)

                       PAUL HARRIS STORES, INC.
                 1992 NON-QUALIFIED STOCK OPTION PLAN
                                  and
                           OPTION AGREEMENT
                   DATED AS OF APRIL 29, 1994 BETWEEN
            PAUL HARRIS STORES, INC. and CHARLOTTE G. FISCHER
                       (Full title of the plans)

                       Ms. Charlotte G. Fischer
                       Paul Harris Stores, Inc.
              6003 Guion Road, Indianapolis, Indiana 46254
                (Name and address of agent for service)

                            (317) 293-3900
     (Telephone number, including area code, of agent for service)

                               Copy to:
                          Klaus Eppler, Esq.
                 Proskauer Rose Goetz & Mendelsohn LLP
                             1585 Broadway
                       New York, New York  10036
                            (212) 969-3000

                    CALCULATION OF REGISTRATION FEE
______________________________________________________________________
    Title of      Amount      Proposed   Proposed maximum   Amount of
  securities to    to be    maximum price    aggregate    registration
registered      registered    offering    offering price       fee
  Common Stock,     (1)    price per share      (2)
  no par value    650,000       $3.84       $2,496,000       $860.69
(1) Pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), this Registration Statement also registers such additional shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends and similar transactions.
(2) Estimated solely for purposes of calculating the registration fee and computed in accordance with Rule 457 under the Securities Act using, with respect to the shares offered under the 1992 Non-Qualified Stock Option Plan, the average of the high and low sale prices of the Common Stock as reported by NASDAQ on June 9, 1995.
______________________________________________________________________

                                PART I

           INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS


    The Section 10(a) prospectuses for the Paul Harris Stores, Inc. 1992 Non-Qualified Stock Option Plan and the Option Agreement dated as of April 29, 1994 between the Registrant and Charlotte G. Fischer are not being filed with the Securities and Exchange Commission as part of this Registration Statement.

                                PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The documents listed below are hereby incorporated by reference in this Registration Statement:

    (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 28, 1995;

    (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended April 29, 1995; and

    (c) The description of the Registrant's common stock, without par value (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A dated September 17, 1992.

    All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock offered hereby then remaining unsold, are deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

    Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not Applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

    Article IX of the Company's Amended and Restated Articles of Incorporation requires the Company to indemnify every person (and the estate, heirs, personal representatives of such person) against all liabilities and expenses, including, without limitation, fees and disbursements of counsel and judgments, fines or penalties incurred by or awarded against, and amounts paid in settlement by or on behalf of such person, in connection with or resulting from any pending, threatened or completed claim, action, suit or proceeding, and all appeals thereof (each, a "Claim"), in which such person may become involved by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust employee benefit plan or other entity; provided, however, that if any such person is not wholly successful in defending any such claim, he or she shall be indemnified only if it is determined by a court of competent jurisdiction or by the Board of Directors, upon advice of legal counsel, that such person acted in good faith in what he or she reasonably believed to be in the best interest of the Company, or at least not opposed to the Company's interests, and, in addition, with respect to any criminal claim, that such person had no reasonable cause to believe that his or her conduct was unlawful. Such indemnification is in addition to any rights to which any subject person may otherwise be entitled.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not Applicable.


ITEM 8.  EXHIBITS.

     Exhibit
     Number  Description

       4.1 Amended and Restated Articles of Incorporation of the Registrant. (Incorporated herein by reference to Exhibit B to the Registrant's Registration Statement on Form 8-A dated September 17, 1992.)

       4.2 Amended and Restated Code of By-laws of the Registrant. (Incorporated herein by reference to Exhibit C to the Registrant's Registration Statement on Form 8-A dated September 17, 1992.)

       4.3   Amendment to the Amended and Restated Articles of
             Incorporation of the Registrant dated July 6, 1993.

       5. Opinion of Proskauer Rose Goetz & Mendelsohn LLP regarding the legality of the securities being registered.

      24.1   Consent of Price Waterhouse LLP.

      24.2   Consent of Proskauer Rose Goetz & Mendelsohn LLP
             (included in its opinion filed as Exhibit 5).

      25 Powers of Attorney (included on the Signature Page on page 5 of the Registration Statement).



ITEM 9.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

   A. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     1. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     2. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     3. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

   B. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

   C. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorpo-rated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of an appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on June 12, 1995.


                               PAUL HARRIS STORES, INC.



                               By/S/ CHARLOTTE G. FISCHER
                                 Charlotte G. Fischer
                                 Chairman of the Board, President
                                 and Chief Executive Officer


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes Charlotte G. Fischer, with full power of substitution, to execute in the name and on behalf of such person any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the registrant deems appropriate, and appoints Charlotte G. Fischer with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file same, with exhibits thereto, and other documents in connection therewith.



       Signatures                 Capacity                 Date


/S/ CHARLOTTE G. FISCHER  Chairman of the Board,       June 12, 1995
     Charlotte G. Fischer President and Chief Execu-
                          tive Officer and Director
                          (Principal Executive Officer)


/S/ JOHN H. BOYERS        Senior Vice President       June 12, 1995
    John H. Boyers        Finance and Treasurer
                          (Principal Financial
                          Officer)

       Signatures                 Capacity                 Date


/S/ KEITH L. HIMMEL, JR.    Controller and Secretary   June 12, 1995
    Keith L. Himmel, Jr.    (Principal Accounting
                            Officer)


/S/ GERALD PAUL             Chairman of the Board      June 12, 1995
    Gerald Paul             Emeritus and Director

/S/ ROGER D. BLACKWELL              Director           June 12, 1995
    Roger D. Blackwell


/S/ RUDY GREER                      Director           June 12, 1995
    Rudy Greer


/S/ STIG A. KRY                     Director           June 12, 1995
    Stig A. Kry


/S/ ROBERT I. LOGAN                 Director           June 12, 1995
    Robert I. Logan

       Signatures                 Capacity                 Date


/S/ SALLY M. TASSANI                Director           June 12, 1995
    Sally M. Tassani

                                                             EXHIBIT 5



                             June 13, 1995







          Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

               We have acted as counsel to Paul Harris Stores, Inc., an Indiana corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Company's Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933 (the "Act"), registering the offer and sale of up to 350,000 shares (the "Option Shares") of the Company's common stock, without par value (the "Common Stock"), pursuant to the Option Agreement dated as of April 29, 1994 between the Company and Charlotte G. Fischer (the "Option Agreement") and 300,000 shares (the "Plan Shares") of Common Stock pursuant to the Company's 1992 Non-Qualified Stock Option Plan, as amended (the "Plan").

               In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

               Based on the foregoing, we are of the opinion that the Option Shares and the Plan Shares have been duly authorized and, when issued in accordance with the Option Agreement and the Plan, respectively, will be validly issued, fully paid and non-assessable.

               Our opinion expressed above is limited to the federal law of the United States and the Business Corporate Law of the State of Indiana.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

                              Very truly yours,

                              PROSKAUER ROSE GOETZ & MENDELSOHN LLP


                              By:__________________________________
                              Robert A. Cantone, Esq.,
                              a member of the firm

Computer Horizons Corp.
June 5, 1995
Page 10


                                                          EXHIBIT 24.1


          Consent of Independent Accountants

          We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 1995, except as to Note 7, which is as of April 25, 1995, which appears on page 19 of Paul Harris Stores, Inc.'s Annual Report on Form 10-K for the fiscal year ended January 28, 1995.




          PRICE WATERHOUSE LLP
          Indianapolis, Indiana
          June 7, 1995